PRICEWATERHOUSECOOPERS

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Exhibit 15

November 6, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 19, 2001 on our review of interim financial information of PacifiCorp (the "Company") as of and for the period ended September 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-91411 and 333-09115).

Very truly yours,

PricewaterhouseCoopers LLP